                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                            MEGABIOS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                                 MEGABIOS CORP.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 8, 1998

                            ------------------------

To the Stockholders of Megabios Corp.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MEGABIOS CORP., a Delaware corporation (the "Company"), will be held on Tuesday, December 8, 1998, at 10:00 a.m. local time at the offices of the Company, 863A Mitten Road, Burlingame, California 94010 for the following purpose:

1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders.

2. To approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares.

3.  To approve the Company's 1998 Non-Employee Directors' Stock Option Plan.

4. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending June 30, 1999.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on October 15, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ PATRICK A. POHLEN
                                          Patrick A. Pohlen
                                          SECRETARY

Burlingame, California
October 28, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 MEGABIOS CORP.
                                863A MITTEN ROAD
                          BURLINGAME, CALIFORNIA 94010

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 8, 1998

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Megabios Corp., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on December 8, 1998, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of the Company, 863A Mitten Road, Burlingame, California 94010. The Company intends to mail this proxy statement and accompanying proxy card on or about October 28, 1998, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on October 15, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 15, 1998, the Company had outstanding and entitled to vote 12,935,661 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 863A Mitten Road, Burlingame, California 94010, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than June 30, 1999, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of six members. There are two directors in the class whose term of office expires in 1998. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2001 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    On October 24, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Company, Montana Acquisition Sub and GeneMedicine, Inc. ("GeneMedicine"). Pursuant to the Merger Agreement, the Company has agreed, concurrently with the closing of the merger, to appoint three members of the current GeneMedicine board of directors to the board of directors of the Company. The appointment of three additional directors to the Company's board of directors will result in either an increase in the authorized size of the Company's board from eight to nine, or the resignation of an existing director of the Company. The Company's board of directors will address this matter prior to the closing of the merger with GeneMedicine. The merger is subject to the approval of stockholders of both companies and appropriate governmental agencies.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

FRANK J. CAUFIELD

    Frank J. Caufield has served as a director of the Company since November 1992. Since 1978 he has held the position of partner of Kleiner Perkins Caufield & Byers, a venture capital partnership. He serves on the Board of Directors of America Online, Inc., an internet service company. He received his M.B.A. from the Harvard Business School and his B.S. in engineering from the United States Military Academy.

BENJAMIN F. MCGRAW III, PHARM.D.

    Benjamin F. McGraw, III, Pharm.D., joined the Company as President, Chief Executive Officer and director in September 1994 and became Chairman of the Board of Directors in February 1997. From

April 1993 to September 1994, Dr. McGraw was Corporate Vice President for Corporate Development for Allergan, Inc., a pharmaceutical company. From November 1990 to April 1993, he served as President of MedTech Trends, Inc., an investment advisory company. From November 1991 to April 1993, Dr. McGraw was President of Carerra Capital Management, Inc., an investment company, where he was the fund manager for a limited partnership that invested in health care companies. From July 1989 to November 1990, Dr. McGraw was Vice President, Development at Marion Merrell Dow, Inc., a pharmaceutical company. From November 1987 to July 1989, he was Vice President, Development at Marion Laboratories, Inc., a pharmaceutical company. Dr. McGraw received his Doctor of Pharmacy from the University of Tennessee Center for the Health Sciences.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

PATRICK G. ENRIGHT

    Patrick G. Enright is a partner at Diaz & Altschul Group, LLC, a privately held merchant bank, and has been a director of the Company since March 1998. From March 1995 to February 1998, Mr. Enright served in various executive positions at the Company, including Senior Vice President, Corporate Development and Chief Financial Officer. From September 1993 to June 1994, Mr. Enright was Senior Vice President of Finance and Business Development for Boehringer Mannheim Therapeutics ("Boehringer Mannheim"), a pharmaceutical company and a subsidiary of Corange Ltd. From September 1989 to September 1993, Mr. Enright was employed at PaineWebber Incorporated, an investment banking firm, where he became a Vice President in January 1992. Mr. Enright received his M.B.A. from The Wharton School of Business at the University of Pennsylvania and his B.S. in biological sciences from Stanford University.

A. GRANT HEIDRICH

    A. Grant Heidrich, III, has served as a director of the Company since August 1993. Mr. Heidrich joined Mayfield Fund ("Mayfield"), a venture capital firm, in 1982 and has been a general partner or managing member of several venture capital funds affiliated with Mayfield since 1983. Mr. Heidrich serves on the Board of Directors of Millennium Pharmaceuticals, Inc., a biopharmaceutical company and Vivus, Inc. a biotechnology company. Mr. Heidrich received his M.B.A. from Columbia University Graduate School of Business and his B.A. in human biology from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

RUSSELL C. HIRSCH, M.D., PH.D.

    Russell C. Hirsch, M.D., Ph.D., has served as a director of the Company since August 1993. He joined Mayfield in 1992, and has been a managing member of several venture capital funds affiliated with Mayfield since 1995. From 1984 to 1992, Dr. Hirsch conducted research in the laboratories of Nobel Laureate Harold Varmus, M.D., and Don Ganem, M.D., at the University of California, San Francisco. Dr. Hirsch received his M.D. and Ph.D. in biochemistry from the University of California, San Francisco.

RAJU KUCHERLAPATI, PH.D.

    Raju Kucherlapati, Ph.D., has served as a director of the Company since March 1995 and also serves on the Company's Scientific Advisory Board. Dr. Kucherlapati has served as the Lola and Saul Kramer Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine since 1989. He was a founder of and serves on the Board of Directors of both Cell Genesys, Inc., a biotechnology company and Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Kucherlapati received his Ph.D. from the University of Illinois.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended June 30, 1998, the Board of Directors held ten meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Mr. Caufield and Dr. Hirsch. It met once during such fiscal year.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors:
Mr. Heidrich and Dr. Kucherlapati. The Compensation Committee did not meet in fiscal year ended June 30, 1998.

    During the fiscal year ended June 30, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
               APPROVAL OF 1997 EQUITY INCENTIVE PLAN, AS AMENDED

    In July 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1997 Equity Incentive Plan (the "Incentive Plan"). As of June 30, 1998, there were 2,100,000 shares reserved for issuance under the Incentive Plan.

    At September 30, 1998, options (net of cancelled, repurchased or expired options) covering an aggregate of 1,933,756 shares had been granted under the Incentive Plan and 166,244 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations, repurchases or expiration of options) remained available for future grant under the Plan. In September 1998, the Board approved an amendment to the Incentive Plan, subject to stockholder approval, to increase the number of shares authorized for issuance under the Incentive Plan from 2,100,000 shares to 3,100,000 shares. This amendment is intended to afford the Company greater flexibility in providing employees with stock incentives and ensures that the Company can continue to provide such incentives at levels determined appropriate by the Board.

    Stockholders are requested in this Proposal 2 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Incentive Plan are outlined below:

GENERAL

    The Incentive Plan provides for the grant or issuance of incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses to employees, directors and consultants (collectively, "Stock Awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the various Stock Awards included in the Incentive Plan.

PURPOSE

    The Incentive Plan provides a means by which selected employees, directors and consultants to the Company, and its affiliates, may be given an opportunity to purchase Common Stock of the Company. The Company, by means of the Incentive Plan, seeks to retain the services of persons who are now employees, directors or consultants to the Company or its affiliates, to secure and retain the services of new employees, directors and consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

ADMINISTRATION

    The Incentive Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of than one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more members who are "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or solely of two or more members who are "outside directors" within the meaning of Section 162(m) of the Code.

SHARES SUBJECT TO THE INCENTIVE PLAN

    The Common Stock that may be sold pursuant to Stock Awards under the Incentive Plan shall not exceed in the aggregate [3,100,000] shares of the Company's Common Stock. If any Stock Award expires or terminates, in whole or in part, without having been exercised in full (or vested in the case of restricted stock), the Common Stock not purchased under such Stock Award will revert to and again become available for issuance under the Incentive Plan. The Common Stock subject to the Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ELIGIBILITY

    Incentive stock options may be granted only to employees. Nonstatutory stock options, restricted stock purchase awards and stock bonuses may be granted only to employees, directors or consultants.

    No person is eligible for the grant of an incentive stock option if, at the time of grant, such person owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price of such option is at least 110% of the fair market value of Common

Stock subject to the option at the date of grant and the option is not exercisable after the expiration of five years from the date of grant. For incentive stock options granted under the Incentive Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

    The Incentive Plan has a per-employee, per-calendar year period limitation on the number of shares of Common Stock that may be made subject to options equal to 500,000 shares of Common Stock. The purpose of this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options under the Incentive Plan. To date, the Company has not granted to any individual in any calendar year options to purchase a number of shares equal to or in excess of the limitation.

TERM AND TERMINATION

    The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive.

    No option is exercisable after the expiration of 10 years from the date it was granted.

    In the event an optionholder's continuous service with Company is terminated, for any reason other than death or disability, the optionholder may exercise his or her option (to the extent that the optionholder was entitled to exercise it at the time of termination), but only within the period ending on the earlier of (i) three months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement. In addition, with the consent of the optionholder, the Board at any time may extend the post-termination exercise period and provide for continued vesting.

    In the event an optionholder's continuous service with the Company terminates as a result of the optionholder's death or disability, the optionholder (or such optionholder's estate, heirs or beneficiaries) may exercise his or her option, but only within the period ending on the earlier of
(i) twelve months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement.

    An optionholder's option agreement may also provide that if the exercise of the option following the termination of the optionholder's continuous service with the Company would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option set forth in the option agreement, or (ii) the tenth day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an optionholder's option agreement may also provide that if the exercise of the option following the termination of the optionholder's continuous service with the Company would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended, then the option shall terminate on the earlier of (i) the expiration of the term of the option as set forth in the immediately preceding paragraph, or (ii) the expiration of a period of three months after the termination of the optionholder's continuous service with the Company during which the exercise of the option would not be in violation of such registration requirements.

    In the event a restricted stock recipient's continuous service with the Company terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the restricted stock purchase agreement between the Company and such person.

EXERCISE/PURCHASE PRICE

    The exercise price of each incentive stock option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant, and in some cases may be higher (see "Eligibility"). The exercise price of each nonstatutory stock option will not be less than 85% of the fair market value of the Company's Common Stock on the date of grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m). See "Federal Income Tax Information." At August 31, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $6.00 per share.

    The purchase price of restricted stock will not be less than 85% of the fair market value of the Company's Common Stock on the date such Stock Award is made. Stock bonuses may be awarded in consideration for past services actually rendered to the Company or for its benefit.

    In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the Incentive Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the 500,000 share limitation.

CONSIDERATION

    The purchase price of Common Stock acquired pursuant to a Stock Award is paid either in cash at the time of exercise or purchase, or (if determined by the Board at the time of grant for an option) by deferred payment or in any other form of legal consideration that may be acceptable to the Board. Additionally, in the case of an option, and in the discretion of the Board at the time of the grant, by delivery to the Company of other Common Stock of the Company. In the case of any deferred payment arrangement, interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the imputation of interest.

TRANSFERABILITY

    An incentive stock option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option shall be transferable only to the extent specifically provided for in the option agreement evidencing the nonstatutory stock option, provided that if the nonstatutory stock option agreement does not provide for transferability, then the option is not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A stock bonus or restricted stock purchase award shall not be transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. A Stock Award holder may designate a beneficiary who may exercise his or her Stock Award after death.

VESTING

    The total number of shares of Common Stock subject to an option may, but need not, be allotted in periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionholder may exercise an option prior to full vesting, provided that the Company may have a repurchase right with respect to any unvested shares.

    Restricted stock purchase awards and stock bonuses granted under the Incentive Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board.

ADJUSTMENTS UPON CHANGES IN COMMON STOCK

    If any change is made in the Common Stock subject to the Incentive Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Incentive Plan, the maximum annual Stock Award applicable under the Incentive Plan and the class(es) and number of shares and price per share of Common Stock subject to outstanding Stock Awards will be appropriately adjusted.

    Upon a change in control of the Company, the vesting of options held by executive officers will accelerate by the greater of 12 months or the number of months of the executive officer's employment, unless the Board finds that it is in the best interest of the Company's stockholders and the optionees to provide otherwise. If such a finding is made, the options shall either remain outstanding or be assumed by the acquiror (with the optionee being entitled to receive the same consideration as was received by the Company's stockholders in the change of control transaction) or the Board and/or the acquiror shall adopt a replacement benefit which shall (at a minimum) provide value to the executive officer on the vesting dates of the non-accelerated options substantially equal to the value the executive officer would have received if the shares had participated in all steps of the transaction. With respect to optionees who are not executive officers, upon a change in control any options shall remain outstanding, be assumed by the acquiror or be substituted with similar options. In the event the acquiror refuses to assume, substitute or continue any options, then such options shall be terminated if not exercised prior to the change of control. For purposes of this Plan, "Change in Control" means: any consolidation or merger of the Company with or into any other entity or person, or any other corporate reorganization, in which the Company is not the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, or any sale, lease, license or other disposition of all or substantially all of the assets of the Company.

AMENDMENT OF THE INCENTIVE PLAN

    The Board at any time, and from time to time, may amend the Incentive Plan. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, where such amendment requires stockholder approval in order for the Incentive Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Exchange Act or any Nasdaq or securities exchange listing requirement. The Board may in its sole discretion submit any other amendment to the Incentive Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE INCENTIVE PLAN

    The Board may suspend or terminate the Incentive Plan at any time. Unless sooner terminated, the Incentive Plan shall terminate on July 24, 2007. No Stock Awards may be granted under the Incentive Plan while the Incentive Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option is an alternative minimum tax adjustment item and may increase the optionholder's alternative minimum tax liability, if any.

    If an optionholder holds Common Stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such Common Stock will be capital gain or loss. Generally, if the optionholder disposes of the Common Stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionholder will realize taxable ordinary income equal to the lesser of (a) the excess of the Common Stock's fair market value on the date of exercise over the exercise price, or (b) the optionholder's actual gain, if any, on the purchase and sale. The optionholder's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the Common Stock was held. Long-term capital gains (i.e., gains on capital assets held for more than one year) currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionholders who acquire Common Stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value on the date of exercise over the option exercise price. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the optionholder. Upon disposition of the Common Stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the Common Stock was held. Slightly different rules may apply to optionholders who acquire Common Stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

    Upon acquisition of the Common Stock, the recipient normally will recognize taxable ordinary income equal to the excess of the Common Stock's fair market value over the purchase price, if any. However, to the extent the Common Stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the Common Stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the Common Stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the Common Stock. Such gain or loss will be long-term or short-term depending on how long the Common Stock was held. Slightly different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to Stock Awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m) of the Code, compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and
(iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is earned (typically through vesting) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the earning of the awards that the performance goal has been satisfied; and (iv) prior to the earning of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal.

                                   PROPOSAL 3
         APPROVAL OF THE 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    Subject to stockholder approval, the Board has adopted the 1998 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") covering 200,000 shares of Common Stock of the Company. Stockholders are requested in this Proposal 3 to approve the Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Directors' Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
                                   PROPOSAL 3

    The essential features of the Directors' Plan are described below.

GENERAL

    The purpose of the Directors' Plan is to attract and retain the services of persons capable of serving as Non-Employee Directors (as defined below) on the Board and to provide incentives for such persons to exert maximum efforts to promote the success of the Company. Options granted under the Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Code. See "Tax Information" for a discussion of the tax treatment of non-qualified stock options.

ADMINISTRATION

    The Directors' Plan is administered by the Board. The Board has the final power to construe and interpret the Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

ELIGIBILITY

    The Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee to the Company or any affiliate. Five (5) of the Company's current directors would be eligible to participate in the Directors' Plan if it is approved by the stockholders.

    Option grants under the Directors' Plan are non-discretionary. Pursuant to the terms of the Directors' Plan, (i) each Non-Employee Director, other than a Non-Employee Director who currently serves on the Board, automatically shall be granted, upon his or her initial election or appointment as a Non-Employee Director, an option to purchase 25,000 shares of Common Stock (an "Initial Grant"); and (ii) commencing with the annual meeting of stockholders in 1998, each person who is serving as a Non-Employee Director on the day following each annual meeting of stockholders automatically shall be granted an option to purchase 10,000 shares of Common Stock (an "Annual Grant").

TERMS OF OPTIONS

    Each option under the Directors' Plan is subject to the following terms and conditions:

    OPTION EXERCISE; VESTING. Initial Grants to new Non-Employee Directors under the Directors' Plan shall vest as to 25% of the shares on the first anniversary of the date of grant and in equal monthly installments over the next 36 months for a total vesting period of four years. Annual Grants to continuing Non-Employee Directors shall vest in equal monthly installments over a period of one year from the date of grant. Such vesting is conditioned upon continued service as a director, employee or consultant of the Company. An option granted under the Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

    EXERCISE PRICE; PAYMENT. The exercise price of options granted under the Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to such options on the date of grant. The exercise price of options granted under the Directors' Plan may be paid, to the extent provided in the option agreement between the Company and the optionholder, in any combination of the following: (i) cash or check; or (ii) delivery of other Common Stock of the Company that has been held for the period of time required to avoid a charge to the Company's earnings (such shares shall be valued at their fair market value on the date preceding the date of exercise); (iii) deferred payment; or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the option agreement.

    TRANSFERABILITY; TERM. Under the Directors' Plan, an option may not be transferred by the optionholder, except by will or by the laws of descent and distribution. During the lifetime of an optionholder, an option may be exercised only by the optionholder. Notwithstanding the foregoing, the optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the Option. No option granted under the Directors' Plan is exercisable by any person after the expiration of ten years from the date the option is granted. An optionholder whose service relationship with the Company or any affiliate (whether as a Non-Employee Director of the Company or subsequently as an employee, director or consultant of either the Company or an affiliate) ceases for any reason may exercise vested options for the term provided in the option agreement (12 months generally, 18 months in the event of death).

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as may be determined by the Board.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Directors' Plan or subject to any option granted under the Directors' Plan (through merger, consolidation, reorganization recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating, dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan and the class, number of shares and price per share of stock subject to such outstanding options.

    The Directors' Plan provides that, in the event of (1) a consolidation or merger of the Company with or into any other entity or person; (2) any other corporate reorganization in which the Company is not the continuing or surviving entity; or (3) any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred; or (4) any sale, lease license or other disposition of all or substantially all of the assets of the Company, then any surviving corporation or acquiring corporation shall assume any options outstanding under the Directors' Plan or substitute similar options for any options outstanding. If any surviving or acquiring corporation refuses to assume such options or substitute similar options, then the vesting of such options outstanding under the Directors' Plan that are held by optionholders whose service with the Company continues shall be accelerated in full and the options terminated if not exercised at or prior to such event.

DURATION, AMENDMENT AND TERMINATION

    The Board may amend, suspend or terminate the Directors' Plan at any time or from time to time. No amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would increase the number of shares reserved for options under the Directors' Plan.

TAX INFORMATION

    Stock options granted under the Directors' Plan are subject to federal income tax treatment pursuant to rules governing options that are not incentive stock options.

    The following is only a summary of the effect of federal income taxation upon the optionholder and the Company with respect to the grant and exercise of options under the Directors' Plan, does not purport to be complete, and does not discuss the income tax laws of any state or foreign country in which an optionholder may reside.

    Options granted under the Directors' Plan are nonstatutory options. There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of such option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year.

    The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the Directors' Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Directors' Plan who are residents of a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 4
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending June 30, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 31, 1998 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                            BENEFICIAL OWNERSHIP(1)
                                                                                            -----------------------
                                                                                            NUMBER OF   PERCENT OF
                                     BENEFICIAL OWNER                                         SHARES       TOTAL
------------------------------------------------------------------------------------------  ----------  -----------
Entities Affiliated with Mayfield Funds(2)................................................     848,668        6.59%
2800 Sand Hill Road
Menlo Park, CA 94025

Lombard Odier & Cie.......................................................................     693,332        5.38
11 Rue de la Corraterie
1211 Geneva Switzerland

Frank J. Caufield.........................................................................     335,289        2.60

Patrick G. Enright(3).....................................................................     194,499        1.50

A. Grant Heidrich(4)......................................................................     852,776        6.62

Russell C. Hirsch, M.D., Ph.D.............................................................       1,633           *

Raju Kucherlapati(5)......................................................................      26,666           *

Benjamin F. McGraw, III, Pharm. D.(6).....................................................     406,703        3.16

Rodney Pearlman, Ph.D.(7).................................................................     137,499        1.07

All executive officers and directors as a group (8 persons)(8)............................   2,035,065       15.54

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the Securities and Exchange Commission (the SEC). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 12,884,300 shares outstanding on August 31, 1998, adjusted as required by rules promulgated by the SEC.

(2) Includes 817,505 shares held by Mayfield VII and 31,163 shares held by Mayfield Associates Fund II.

(3) Includes 2,000 shares held by Enright Capital Advisors, an investment partnership of which Mr. Enright is a partner. Mr. Enright disclaims beneficial ownership of all such shares owned by the foregoing partnership except to the extent of his proportionate pecuniary interest therein. Also includes 80,000 shares Mr. Enright has the right to acquire pursuant to an option exercisable within 60 days, 68,125 of which will be subject to repurchase by the Company at such date, if issued.

(4) Includes 210 shares held by A. Grant Heidrich III Trustee of the A. Grant Heidrich III Separate Property Trust U/A 5/31/84, 3,898 shares held by the Heidrich Family Partners I Mayfield Fund, 817,505 held by Mayfield VII and 31,163 shares held by Mayfield Associates Fund II. Mr. Heidrich is a member of Mayfield Fund, the general partner of Mayfield Associates Fund II and Mayfield VII. Mr. Heidrich disclaims beneficial ownership of all of such shares held by Mayfield VII or Mayfield Associates Fund II, except to the extent of his proportionate pecuniary interest therein.

(5) Includes 26,666 shares Dr. Kucherlapati has the right to acquire pursuant to options exercisable within 60 days, 8,890 of which will be subject to repurchase by the Company at such date, if issued.

(6) Includes 373,333 shares Dr. McGraw acquired pursuant to the exercise of stock options, 59,931 of which will be subject to repurchase by the Company as of October 30, 1998.

(7) Includes 112,499 shares Dr. Pearlman acquired pursuant to the exercise of stock options, 14,324 of which will be subject to repurchase by the Company as of October 30, 1998. Also includes 25,000 shares Dr. Pearlman has the right to acquire pursuant to option exercisable within 60 days, 15,105 which will be subject to repurchase by the Company or such date, if issued.

(8) Includes 848,668 shares held by entities affiliated with certain directors of the Company as described in footnote 2 above and 211,666 shares subject to options exercisable within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr. Enright failed to timely file one report with respect to the grant of a stock option to purchase 50,000 shares of Common Stock and Mr. Weintraub failed to timely file his initial report on Form 3 and a subsequent report on Form 5 with respect to the grant of stock options to purchase 80,000 shares of Common Stock. Messrs. Enright and Weintraub filed such reports shortly after being notified of the failure to timely file.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    During fiscal year ended June 30, 1998, the Company did not have a compensation program for its non-employee directors. The Company could, at its discretion grant non-statutory stock options under the Company's 1997 Equity Incentive Plan to the non-employee directors. During the last fiscal year, the Company did not grant any stock options to non-employee directors of the Company.

    At the May 27, 1998 Board of Directors' meeting, a compensation program for non-employee directors of the Company was approved. Under such compensation program, and beginning on January 1, 1999 each non-employee director of the Company receives a quarterly retainer of $3,000 and a per meeting fee of $1,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Under the new compensation program, on the date of the annual stockholders' meeting of each year, each member of the Company's Board of Directors who is not an employee of the Company will automatically be granted under the Company's 1998 Non-Employee Director, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 10,000 shares of Common Stock of the Company. In addition, each new non-employee director will receive a one time grant to purchase 25,000 shares of Common Stock upon the date of his or her initial election or appointment to be a Non-Employee Director by the Board or stockholders of the Company. The exercise price of the options granted to the non-employee directors is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant.

    In February 1998, Patrick Enright entered into a consulting agreement with the Company. Pursuant to the agreement, Mr. Enright performs consulting services of at least five hours per month in consideration of the continued vesting of his unvested stock options over the term of his consulting agreement.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended June 30, 1998 and 1997, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other two most highly compensated executive officers at June 30, 1998 and one former executive officer who departed from the Company during fiscal year 1998 (the "Named Executive Officers"):

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                                   -------------
                                                                                                      AWARDS
                                                                 ANNUAL COMPENSATION               -------------
                                                    ---------------------------------------------   SECURITIES
                                                                                OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION                YEAR     SALARY($)   BONUS($)       COMPENSATION($)      OPTIONS(#)
---------------------------------------  ---------  ---------  -----------  ---------------------  -------------
Benjamin F. McGraw III, Pharm.D.              1998    275,002      --                --                 --
Chairman,                                     1997    258,174      25,000            --                 73,333
Chief Executive Officer and President

Patrick G. Enright(2)                         1998    138,564      --                --                 50,000
Former Senior Vice President and Chief        1997    166,539      16,500            --                 30,000
Financial Officer

Rodney Pearlman, Ph.D.                        1998    179,999      --                --                 --
Vice President, Research and                  1997    169,904      16,500            --                 25,000
Development

                                               ALL OTHER
NAME AND PRINCIPAL POSITION               COMPENSATION($)(1)
---------------------------------------  ---------------------
Benjamin F. McGraw III, Pharm.D.                     656
Chairman,                                            509
Chief Executive Officer and President
Patrick G. Enright(2)                                 76
Former Senior Vice President and Chief               329
Financial Officer
Rodney Pearlman, Ph.D.                               279
Vice President, Research and                         335
Development

------------------------

(1) Represents insurance premiums paid by the Company with respect to group life insurance for the benefit of the Named Executive Officers.

(2) Mr. Enright resigned as Senior Vice President and Chief Financial Officer in February 1998.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Incentive Plan. As of August 31, 1998, options to purchase a total of 825,081 shares were outstanding under the Incentive Plan and options to purchase 433,079 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended June 30, 1998, certain information regarding options granted to, exercised by, and held at year end by, Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL REALIZABLE
                                                                   INDIVIDUAL GRANTS
                                               ----------------------------------------------------------    VALUE AT ASSUMED
                                                 NUMBER OF                                                 ANNUAL RATES OF STOCK
                                                SECURITIES      % OF TOTAL      EXERCISE OR                 PRICE APPRECIATION
                                                UNDERLYING    OPTIONS GRANTED   BASE PRICE                  FOR OPTION TERM(1)
                                                  OPTION      TO EMPLOYEES IN     ($/SH)      EXPIRATION   ---------------------
NAME                                            GRANTED(#)    FISCAL YEAR(2)      (#)(3)         DATE        5%($)      10%($)
---------------------------------------------  -------------  ---------------  -------------  -----------  ---------  ----------
Benjamin F. McGraw III, Pharm.D..............       --              --              --            --          --          --
Patrick G. Enright(4)........................       50,000             9.1%          15.50      11/03/07     488,250   1,232,250
Rodney Pearlman, Ph.D........................       --              --              --            --          --          --

------------------------

(1) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a five-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a ten-percent annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without discounting to net present value and before income taxes associated with the exercise. The 5% and 10% assumed rates of appreciation are based on the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The amounts in this table may not necessarily be achieved.

(2) Based on options to purchase 550,722 shares of the Company's Common Stock granted in fiscal year ended June 30, 1998.

(3) All options were granted at the fair market value at the date of grant.

(4) Option vest over a 4 year period with 25% of the total vesting after one year and one thirty-sixth ( 1/36) of the remaining 75% vesting at the end of each additional one-month period thereafter. Mr. Enright resigned as Senior Vice President and Chief Financial Officer of the Company in February 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                     SHARES        VALUE      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                   ACQUIRED ON   REALIZED    OPTIONS AT JUNE 30, 1998      AT JUNE 30, 1998(2)
NAME                               EXERCISE(#)    ($)(1)    (#)EXERCISABLE/UNEXERSISABLE ($)EXERCISABLE/UNEXERCISABLE
--------------------------------  -------------  ---------  --------------------------  --------------------------
Benjamin F. McGraw III,
  Pharm.D.......................       73,333      689,937                 0/0                          0/0
Patrick G. Enright..............       --           --                80,000/0                    183,750/0
Rodney Pearlman, Ph.D...........       --           --                25,000/0                    153,125/0

------------------------

(1) Fair Market Value of the Company's Common Stock on date of exercise minus the exercise price.

(2) Fair Market Value of the Company's Common Stock on June 30, 1998 ($7.625) minus the exercise price of the options.

                             EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement (the "Agreement") with Bennet L. Weintraub to employ Mr. Weintraub as Vice President and Chief Financial Officer. Under the terms of the

Agreement, Mr. Weintraub receives an annual salary of $170,000. In addition, the Agreement provides that Mr. Weintraub will receive a cash incentive bonus, in addition to any bonus Mr. Weintraub may be eligible for under the Company's Bonus Program, in the amount of $70,000 upon the achievement of certain performance criteria established by the Company. Mr. Weintraub also received two stock option grants covering an aggregate of 80,000 shares of Common Stock, subject to standard employee stock option requirements. The Company committed to extend a loan to Mr. Weintraub in the amount of $160,000 for the purpose of exercising his stock options.

    The Company entered into an employment agreement (the "Employment Agreement") with John F. Warner, Ph.D. to employ Dr. Warner as Vice President Research and Development. Under the terms of the Employment Agreement, Dr. Warner receives an annual salary of $170,000. In addition, the Employment Agreement provides that Dr. Warner be paid a one time bonus in the amount of $30,000 for joining the Company. Dr. Warner also received a stock option to purchase 65,000 shares of Common Stock, subject to standard employee stock option requirements. Pursuant to the Employment Agreement, the Company also paid Dr. Warner relocation expenses, paid him six months of temporary housing, reimbursed Dr. Warner's wife $3,000 in job search expenses and covered medical and dental insurance costs for up to six months and provided Dr. Warner with an additional two weeks of paid time off during 1998.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(1)

    The Compensation Committee of the Board of Directors ("Committee") is composed of Mr. Heidrich and Dr. Kucherlapati, none of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

COMPENSATION PHILOSOPHY

    The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

    - The Company pays competitively with other biotechnology companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

    - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and performance Graph on page 15 shall not be incorporated by reference into any such filings. The Committee's objective is to set executive compensation at competitive levels when compared to other companies in the biotechnology industry. The primary components of executive compensation are base salary, annual incentives and long-term equity incentives.

    SALARY. The Committee annually reviews each executive officer's salary. When reviewing salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

    EQUITY INCENTIVES. The Company's equity incentive program consists of the Incentive Plan and the Purchase Plan. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long term. The size of option grants is determined based on competitive practices in the biotechnology industry and the Company's philosophy of significantly linking executive compensation with stockholder interests. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention. The Board granted an aggregate of 128,333 options to purchase shares of the Company's Common Stock to the Named Executive Officers during fiscal year 1997 and granted options to purchase an aggregate of 50,000 shares to the Named Executive Officers during post-fiscal year end 1998.

    The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Board. The price of Common Stock purchased will be equal to 85% of the lower of the fair market value of the Common Stock on the relevant purchase date or commencement date of the relevant offering period. There were no offerings during fiscal 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. McGraw's salary during fiscal year end June 30, 1998 as President, Chief Executive Officer and Chairman was $275,000. Following the Committee's review of Dr. McGraw's performance and the Company's performance during fiscal year ended June 30, 1998, the Committee set Dr. McGraw's annual salary for fiscal year ending June 30, 1999 at $275,000. In setting these amounts, the Committee took into account (i) Dr. McGraw's past performance as CEO of the Company, (ii) the scope of Dr. McGraw's responsibilities, (iii) executive compensation practices at other biotechnology companies with which the Company competes for talent and
(iv) the Board's assessment of the Company's performance.

FEDERAL TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than 1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is quite unlikely that the compensation paid to any named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

CONCLUSION

    Through the plans described above, a significant portion of the Company's compensation program and Dr. McGraw's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                                  COMPENSATION COMMITTEE
                                                    A. Grant Heidrich
                                                 Raju Kucherlapati, Ph.D.

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on September 15, 1997 for (i) the Company's Common Stock, (ii) the Nasdaq Composite Index (the "Nasdaq Composite Index") and (iii) the Nasdaq Biotechnology Index (the "Nasdaq Biotechnology"). All values assume reinvestment of the full amount of all dividends and are calculated as of June 30, 1998:

         COMPARISON OF NINE MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            MEGABIOS    NASDAQ COMPOSITE INDEX     NASDAQ BIOTECHNOLOGY INDEX
9/15/97           100                        100                           100
9/30/97           138                        103                           105
12/31/97          119                         96                            93
3/31/98            77                        112                           104
6/30/98            64                        116                            97

------------------------

(1) This Section is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages. Judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ PATRICK A. POHLEN
                                          Patrick A. Pohlen
                                          Secretary

October 28, 1998

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CFO, MEGABIOS CORP., 863A MITTEN ROAD, BURLINGAME, CA 94010.

                                    DETACH HERE

                                       PROXY

                                   MEGABIOS CORP.

                                 863A MITTEN ROAD
                           BURLINGAME, CALIFORNIA  94010

                        SOLICITED BY THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Bennet L. Weintraub and Patrick A. Pohlen or either of them, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Megabios Corp. (the "Company") held of record by the undersigned on October 15, 1998 at the Annual Meeting of Stockholders to be held on December 8, 1998 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                ---------------------------------------------------
                 SEE REVERSE    CONTINUED AND TO BE    SEE REVERSE
                    SIDE       SIGNED ON REVERSE SIDE     SIDE
                ---------------------------------------------------


Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your prompt consideration of these matters.

Sincerely,

Megabios Corp.

                                 DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

Management recommends a Vote For the Nominees listed in Proposal 1 and For Proposals 2 through 4.

1.   Election of Director.

     NOMINEE: Frank J. Caufield           Benjamin F. McGraw III, Pharm.D.

     FOR [ ]         WITHHELD [ ]         FOR [ ]         WITHHELD [ ]

2. Approve the Company's 1997 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 1,000,000 shares, to 3,100,000 shares.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

3.   Approve the Company's 1998 Non-Employee Directors' Stock Option Plan.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

4.   Ratify the appointment of Ernst & Young LLP as independent auditors.

     FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

5. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

     Mark here for address change and notification [ ]

     Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: ______________  Date: _____  Signature: _____________  Date: _____